Earnings Call – Q2 2022 August 2, 2022 Exhibit 99.2

2©2022 ViewRay Technologies, Inc. All rights reserved. Forward-Looking Statements This presentation contains forward-looking statements within the meaning of Section 27A of the Private Securities Litigation Reform Act. Statements in this presentation that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, ViewRay's financial guidance for the full year 2022, anticipated future orders, anticipated future operating and financial performance, treatment results, therapy adoption, innovation, and the performance of the MRIdian systems. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the ability to commercialize the MRIdian Linac System, demand for ViewRay's products, the ability to convert backlog into revenue, the timing of delivery of ViewRay's products, the timing, length, and severity of the COVID-19 pandemic, including its impacts across our businesses on demand, our operations and global supply chains, disruptions in the supply or changes in costs of raw materials, labor, product components or transportation services as a result of inflation, the results and other uncertainties associated with clinical trials, the ability to raise the additional funding needed to continue to pursue ViewRay's business and product development plans, the inherent uncertainties associated with developing new products or technologies, competition in the industry in which ViewRay operates, and overall market conditions. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to ViewRay's business in general, see ViewRay's current and future reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and its Quarterly Reports on Form 10-Q, as updated periodically with the Company's other filings with the SEC. These forward-looking statements are made as of the date of this presentation, and ViewRay assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law. Individual customer and patient results are illustrative only and are not predictive of future results. The opinions and clinical experiences presented herein are specific to the featured physicians and the featured patients and are for information purposes only. Nothing in this material is intended to provide specific medical advice or to take the place of written law or regulations. ViewRay issued a press release and presentation for today’s call. The presentation can be viewed live on the webcast or downloaded from the “financial events and webinars” portion of our website at www.investors.viewray.com. The call is being broadcast and webcast live, and a replay will be available for 14 days. Listeners are cautioned that comments made by management during this presentation may include forward-looking statements within the meaning of federal securities laws. These statements involve material risks and uncertainties, and actual results could differ from those projected in any forward-looking statement due to numerous factors. For a description of these risks and uncertainties, please see ViewRay's Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and its Quarterly Reports on Form 10-Q, as updated periodically with the company's other SEC filings. Furthermore, the content of this conference call contains time-sensitive information accurate only as of today, August 2, 2022. ViewRay undertakes no obligation to revise or otherwise update any statements to reflect events or circumstances after the date of this presentation. Medical advice disclaimer: ViewRay is a medical device manufacturer and cannot and does not recommend specific treatment approaches. Individual results may vary. Forward-looking statements and disclaimer

3©2022 ViewRay Technologies, Inc. All rights reserved. Our Mission: Treat and prove what others can’t. 533 installed globally 25k2 k patients treated ~700 systems in planning or installation ~ Thousands of patients with clinically reported outcomes.

4©2022 ViewRay Technologies, Inc. All rights reserved. What we achieved – financial results Q2 2022 Q2 2022 Q2 2021 Change MRIdian orders 8 7 14% MRIdian backlog $352.8M $278.4M 27% Revenue $22.1M $15.0M 47% Gross Margin 4.9% -11.1% +1,600 bps Cash use $22.5M $15.1M +7.4m (1) Excluding net proceeds from equity offering. (1)

5©2022 ViewRay Technologies, Inc. All rights reserved. Clinical evidence Innovation Market awareness Strategic pillars Driving commercial traction

Strategic pillars

Clinical evidence

Innovation

Market awareness

©2022 ViewRay Technologies, Inc. All rights reserved.

VIEWRAY®

Mission: *Treat and prove what others can't*

- **In tough-to-treat cancers aim to extend survival**
  - — Dr. Chuong's Pancreas data demonstrates double survival of conventional therapy
- **In more common cancers aim to prove critical quality of life enhancements**
  - — MIRAGE interim results cut healthy tissue toxicity nearly in half
- **Meaningful upcoming clinical results**
  - — SMART Pancreas
  - — Lung STAAR
  - — FORT
  - — SHORTER
  - — SMART one

7©2022 ViewRay Technologies, Inc. All rights reserved. Clinical evidence Innovation Market awareness Strategic pillars Mission: Treat and prove what others can’t • A3i went live at Henry Ford and Miami Cancer Institute • Customers experiencing workflow enhancements and reduced treatments times • First GBM brain patients treated at Henry Ford

8©2022 ViewRay Technologies, Inc. All rights reserved. Clinical evidence Innovation Market awareness Strategic pillars Mission: Treat and prove what others can’t • Entered into an agreement with Katie Couric Media to increase MRIdian awareness

VIEWRAY®

Strategic pillars

- Clinical evidence
- Innovation
- Market awareness

Mission: *Treat and prove what others can't*

- ~70 systems in planning or installation
- Diverse customer set, including free-standing and community-based medical centers
- Customers focused on speeding up MRIdian launch

… accelerating commercial pipeline

©2022 ViewRay Technologies, Inc. All rights reserved.

10©2022 ViewRay Technologies, Inc. All rights reserved. Successful MRIdian programs driving adoption Similar markets • Northeast • Upper Midwest • Florida • France • UK • Italy California Future program Active program

Delivering P&L leverage '22 and beyond

In 2022…

- On track to deliver ~40% revenue growth
- Placements expected to drive 750 - 1,000 bps of gross margin expansion
- Meaningful operating expense leverage

Well capitalized: sufficient cash on hand to drive to cash flow breakeven

©2022 ViewRay Technologies, Inc. All rights reserved.

11

Financial Results Q2 2022

13©2022 ViewRay Technologies, Inc. All rights reserved. What we achieved – financial results Q2 2022 (1) Excluding net proceeds from equity offering. (2) Inclusive of restricted cash related to a customer deposit. Q2 2022 Q2 2021 Change MRIdian orders 8 7 14% MRIdian backlog $352.8M $278.4M 27% Revenue $22.1M $15.0M 47% Gross margin 4.9% -11.1% +1,600 bps Cash use $22.5M $15.1M +7.4m Cash(2) $160.7M (1)

14©2022 ViewRay Technologies, Inc. All rights reserved. C as h U sa ge R ev en ue CURRENT $90M - $104M (*) Excluding proceeds from equity offerings in 2021 PRIOR $68M - $83M 2022 guidance $84M - $104M $68M - $83M G ro w th 28% - 48% 20% - 48%

VISIBLY BETTER 15